                                     BYLAWS
                                       OF
                                 HYDROFLO, INC.

                                ARTICLE I. OFFICE

         The principal office of the Corporation in the State of North Carolina shall be located at such place as the Board of Directors may from time to time determine. The Corporation may have such other offices, either within or without the State of North Carolina, as the Board of Directors may designate or as the business of the Corporation may require from time to time. The registered office of the Corporation as required by the North Carolina Corporation Act to be maintained in the State of North Carolina, may be, but is not required to be identical to the principal office and the address of the registered agent may be changed from time to time by the Board of Directors. If the principal executive office is located outside the State of North Carolina, and the Corporation has one or more business offices in the State of North Carolina, the Board shall fix and designate a principal business office in the State of North Carolina.

                            ARTICLE II. SHAREHOLDERS

         SECTION 1. Annual Meeting. The annual meeting of the Shareholders shall be held each year within 120 days of the close of the fiscal year, on such date and at such hour as may be specified in the Notice of Meeting or in a duly executed Waiver of Notice thereof, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of North
Carolina, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of
Directors shall cause the election to be held at a special meeting of the
Shareholders as soon thereafter as conveniently may be. Failure to hold the annual meeting within the above proscribed time shall not act as a forfeiture or grounds for dissolution of the Corporation.

         SECTION 2. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, may be called by the Board of Directors, by the holders of not less than one-tenth (1/10) of all the shares of the Corporation entitled to vote at the meeting, or by the President of the Corporation.

         SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of North Carolina, unless otherwise prescribed by statute, as the place of meeting for any annual meeting of
Shareholders or for any special meeting of Shareholders called by the Board of
Directors. If no designation is made by the Board, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the
Corporation in the State of North Carolina. Notwithstanding the first two sentences of this Section, a Waiver of Notice signed by all Shareholders entitled to vote at a meeting, whether an annual or special meeting, may designate any place, either within or without the State of North Carolina, unless otherwise prescribed by statute, as the place of the holding of such meeting.

         SECTION 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each
Shareholder of record entitled to vote at such meeting not less than ten (10)
nor more than sixty (60) days before the date of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the
Shareholder at his address as it appears on the records of the Corporation, with the postage thereon prepaid. Notice may be waived in accordance with Article
XII.

         SECTION 5. Fixing of Record Date. The Board of Directors may fix a
date, not less than ten (10) nor more than sixty (60) days before the date set for any meeting of the Shareholders, as the record date as of which the
Shareholders of record entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined.

         SECTION 6. Quorum. A majority of the outstanding shares of the
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted at the original date of the meeting. If, however, after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Section 4 of this article to each
Shareholder of record on the new record date entitled to vote at such meeting.
After a quorum has been established at a Shareholders' meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         SECTION 7. Proxies. Every Shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy. The proxy must be executed in writing by the Shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of such meeting or at the time of expressing such consent or dissent without a meeting. No proxy shall be valid after the expiration of eleven (11) months of the date thereof unless provided otherwise in the proxy.

         SECTION 8. Voting of Shares. Each outstanding share of stock shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the Shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders unless a greater number is required by the
North Carolina Statutes.

         SECTION 9. Voting of Shares by Certain Holders. Shares of stock standing in the name of another corporation may be voted by the officer, agent or proxy designated by the Bylaws of the corporate Shareholder or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate Shareholder. In the absence of any such designation or, in case of conflicting designation by the corporate Shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

         Shares of stock held by an  administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

         Shares of stock standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares of stock standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A Shareholder whose shares of stock are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

         Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by a corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

         SECTION 10. Action  Without a Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. Directors may be elected by written consent without a meeting only if the written consents of all outstanding shares entitled to vote are obtained, except that a vacancy on the Board (other than a vacancy created by the removal of a director) not filled by the Board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote. All written consents shall be filed with the Secretary and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holder, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary before the written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

         If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting.
This notice shall be given in the manner specified in Section 4 of this Article.

         In the event that the action to which the shareholder's consent is such as would have required the filing of a certificate under any other section of the law if such action had been voted on by shareholders in a meeting thereof, the certificate filed under such other section shall state that written consent has been given in accordance with the provisions of North Carolina Statutes.

                         ARTICLE III. BOARD OF DIRECTORS

         SECTION 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

         SECTION 2. Number, Tenure and Qualification. The number of Directors of the Corporation shall be established by resolution of the Shareholders from time to time, and may be increased or decreased from time to time, provided the
Corporation shall always have at least three (3) Directors. Each Director shall hold office for three years until the next annual meeting of Shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death. Resignation of Directors shall be in accordance with Article V hereinafter.

         SECTION 3. Removal. Any Director may be removed with or without cause by vote of the holders of a majority of the shares entitled to vote at an election of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a director shall not of itself create contract rights.

         SECTION 4. Regular Meetings. A regular meeting of the Board of
Directors shall be held without other notice than this Bylaw, except as provided in Article XIV of these Bylaws, immediately after and at the same place as the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President or by the lesser of a majority, or two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by him/them.

         SECTION 6. Notice. Notice of any special meeting shall be given at least five (5) days before the meeting by written notice delivered personally, or by mail, or by telegram or cablegram to each Director at his business address, unless in case of emergency, the Chairman of the Board or the President shall prescribe a shorter notice to be given personally or by telegraphing each
Director at his residence or business address. If a notice of meeting is mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Any Director may waive notice of any meeting, before or after the meeting in accordance with Article XII. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         SECTION 7. Quorum. A majority of the number of Directors fixed pursuant to Section 2 of this Article shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

         SECTION 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 9. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of
Directors, may be filled by the affirmative vote of a majority of the
Shareholders. A Director elected to fill a vacancy shall hold office only until the next election of Directors by the Shareholders, or until his earlier resignation, removal from office or death.

         SECTION 10. Compensation. By resolution of the Board of Directors, the
Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

         SECTION 11. Presumption of Assent. A Director of the Corporation who
is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         SECTION 12. Constructive Presence at a Meeting. A member of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

         SECTION 13. Action without a Meeting. Any action required or permitted to be taken by the Board may be taken  without a meeting,  if all members of the
Board individually or collectively consent in writing to that action. The written consent or consents shall be filed with the minutes of the proceedings of the Board. The action by written consent shall have the same force and effect as a unanimous vote of such directors.

                              ARTICLE IV. OFFICERS

         SECTION 1. Number and Qualifications. The officers of the Corporation shall be the President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

         SECTION 2. Election and Term of Office. The officers of the
Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier resignation, removal from office or death. Resignation of officers shall be in accordance with Article V.

         SECTION 3. Removal. Any officer or agent elected or appointed by the
Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 4. Vacancies. A vacancy, however occurring, in any office may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of
Directors, shall in general supervise and control all of the business affairs of the Corporation. He shall, when present, preside at all meetings of the
Shareholders and of the Board of Directors, unless the Board of Directors has elected a Chairman of the Board and the Chairman of the Board is present at such meeting. The President may sign deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the
Corporation, or shall be required by law to be otherwise signed or executed; and
in general shall perform all duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 6. Vice-President. If a Vice-President is elected or appointed, in the absence of the President or in the event of his death, inability or refusal to act, the Vice-President shall have the duties of the
President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or the
Board of Directors.

         SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of all the meetings of the shareholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of
Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the
Corporation.

         SECTION 10. Disqualification of an Officer. If any officer is elected to a public office or accepts employment that, pursuant to existing law, places restrictions or limitations upon his continued rendering of service to the
Corporation, then such officer shall no longer be qualified to serve as an officer to the Corporation and he shall be deemed to have forthwith submitted his resignation as an officer of the Corporation.

                             ARTICLE V. RESIGNATIONS

         Any Director or Officer of the Corporation may resign at any time by giving written notice to the Board of Directors, and if there are no Directors then to all of the Shareholders. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the party or parties to whom notice is given hereunder.

                ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, unless otherwise restricted by law. Such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

             ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of
Directors. Such certificates shall be signed by the President and by the
Secretary or by such other officers authorized by law and by the Board of
Directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the corporate records. All certificates surrendered to the
Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made in the records of the Corporation only when the holder of record thereof or his legal representative, or his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, shall furnish proper evidence of authority to transfer, and when there is surrendered for cancellation the certificate for such shares, properly endorsed.
The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                            ARTICLE VIII. FISCAL YEAR

         The fiscal year of the Corporation shall be as determined by the Board of Directors of the Corporation.

                              ARTICLE IX. DIVIDENDS

         The Board of Directors may from time to time declare, and the
Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                           ARTICLE X. INDEMNIFICATION

         The Corporation shall indemnify any Director or officer or any former
Director or officer, to the full extent permitted by law.

                                ARTICLE XI. SEAL

         The Board of  Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal". As an alternative to an official corporate seal, the signature of the Secretary or other officer of the Corporation on a facsimile or graphical image of a corporate seal shall serve as the official "corporate seal" of the Corporation.

                          ARTICLE XII. WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, or written consent as to the action to be taken for which the notice was given, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                          ARTICLE XIII. RULES OF ORDER

         Roberts' Rules of Order shall prescribe the rules of conduct for all meetings of the Corporation so far as not inconsistent with the laws of North
Carolina, with the Articles of Incorporation, or with these Bylaws.

                             ARTICLE XIV. AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of a majority of the Shareholders, at any annual Shareholders'
meeting or at any special Shareholders' meeting, provided notice of the proposed change is given in the notice of such meeting. If there is a proposed change to be taken up at a meeting of the Shareholders, notice of such meeting must be given under the terms of Article II, Section 4 of these Bylaws.

              ARTICLE XV. PROCEDURE UPON DEATH OR DISQUALIFICATION
                              OF A SOLE SHAREHOLDER

         As provided in Article II of the Articles of Incorporation of the
Corporation, the Corporation shall have perpetual existence. Therefore, in the event of the death or disqualification of a sole Shareholder, then, and in that event, unless the stock of the deceased or disqualified Shareholder is sold to a person who is qualified to be a Shareholder of the Corporation pursuant to the provisions of Section 11 of Article II of these bylaws, the Articles of
Incorporation of the Corporation shall be forthwith amended so that it may continue on as a general corporation to conduct other businesses authorized by the provisions of North Carolina Statutes.

                           ARTICLE XVI. ANNUAL REPORTS

       The Corporation shall annually during the calendar month in which its original Articles of Incorporation were filed or during the preceding five (5)
calendar months, file with the Secretary of State of the State of North
Carolina, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, the Secretary, and the Chief Financial Officer,
the street address of its principal executive office or principal business office in the State of North Carolina, and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of service of process, all in compliance with Corporations Code.

         Notwithstanding the preceding paragraph, if there has been no change in the information contained in the Corporation's last annual statement on file with the Secretary of State of the State of North Carolina, the Corporation may,
in lieu of filing the annual statement described in the preceding paragraph, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

                                       10

The foregoing is a true and correct copy of the Bylaws of HydroFlo, Inc. as adopted on the 10th day of January, 2000.

                                         /s/ Dennis L. Mast
                                         ------------------------------
                                             Dennis L. Mast, Incorporator